UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2003

BUSINESSWAY INTERNATIONAL CORPORATION (Exact name of registrant as specified in its chapter)

FLORIDA (State or other jurisdiction of incorporation)	000-27097 (Commission File Number)	980215778 (IRS Employer Identification No.)

1480 RUE BÉGIN, SAINT-LAURENT, QUEBEC, CANADA (Address of principal executive offices)	H4R 1X1 (Zip Code)

Registrant's telephone number, including area code: (514) 770-4222

N/A (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

N/A

Item 2. Acquisition or Disposition of Assets.

On May 2, 2003, the Company entered into an agreement with 6092446 Canada Inc., whereby the Company sold all of the issued and outstanding capital stock of 3739007 Canada Ltd. to 6092446 Canada Inc.
Prior to this transaction, 3739007 Canada Ltd. had been a wholly-owned subsidiary of the Company.
Before May 2, 2003, 3739007 Canada Ltd. had been operating at a loss. The Board of Directors of the Corporation deems it desirable and in the best interests of the corporation and its stockholders that the corporation sell the 3739007 Canada Ltd. stock, which constitutes less than 10% of all of the asset portion of the company, as determined by the current book and fair market values of all of its assets.
There is no material relationship between 6092446 Canada Inc. and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer prior to this transaction.

Inasmuch as the books and records of the Company reflect that the actual and contingent liabilities of 3739007 Canada Ltd. greatly exceed the net book and fair market values of all of the assets of 3739007 Canada Ltd.
The terms of the transaction agreement require that 6092446 Canada Inc. pay an amount of $3000 Canadian Dollars, for all the issued and outstanding capital stock of 3739007 Canada Ltd.

Item 3. Bankruptcy or Receivership.

N/A

Item 4. Changes in Registrant's Certifying Accountant.

N/A

Item 5. Other Events and Regulation FD Disclosure.

Legal proceedings that were commenced in the Superior Court of Canada, Montreal District on September 12, 2002 and prior, between Fortini Sampalis and Dr. Ronald Denis versus the Corporation as previously reported on 10QSB October 31, 2002 filed on December 23, 2002. The company has entered into an Out of Court Settlement Agreement dated April 30, 2003 with the above named parties. In the Out of Court Settlement Agreement stipulates, that they would receive 500,000 shares of common stock of the corporation as well as an amount of $30,000 paid to Dr. Donald Denis.

The Board of Directors of the Corporation deems it desirable and in the best interests of the corporation and its stockholders that the corporation settle this case out of court.

Both parties to this Out of Court Settlement Agreement wish to compromise and settle their disputes and to terminate all of the litigation now pending or threatened by or among them.

On April 30, 2003, the corporation signed a Equity for Debt Exchange Agreement with one of their subsidiaries' supplier owned by Mr. George Tze Fa. This agreement calls for Mr. Fa to receive 1,000,000 shares of common stock of the corporation in exchange for the debt. The terms of the agreement stipulates that the corporation has the right to purchase back these shares within a 12 month period.

Item 6. Resignations of Registrant's Directors.

N/A

Item 7. Financial Statements and Exhibits.

a. Financial Statements

N/A

b. Exhibits

5.10 Equity for Debt Exchange Agreement.

5.11 3739007 Canada Ltd. Share Sale Agreement by and between the registrant and 6092446 Canada Inc. dated May 2, 2003.

Item 8. Change in Fiscal Year.

N/A

Item 9. Regulation FD Disclosure.

N/A

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESSWAY INTERNATIONAL CORPORATION (Registrant)
Date May 17, 2003	/s/ Michele Scott (Director and CFO)